Exhibit 99.1 JetBlue and Spirit File Notice of Appeal NEW YORK & MIRAMAR, Fla.--(BUSINESS WIRE)--JetBlue Airways Corporation (“JetBlue”) (NASDAQ: JBLU) and Spirit Airlines, Inc. (“Spirit”) (NYSE: SAVE) today reported that they have jointly filed a notice of appeal to the U.S. Court of Appeals for the First Circuit, consistent with the requirements of the merger agreement. About JetBlue JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada, and Europe. For more information and the best fares, visit jetblue.com. About Spirit Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments and refreshments — something we call Á La Smarte. Our Fit Fleet® is one of the youngest and most fuel-efficient in the United States. We serve destinations throughout the U.S., Latin America and the Caribbean, making it possible for our Guests to venture further and discover more than ever before. We are committed to inspiring positive change in the communities where we live and work through the Spirit Charitable Foundation. Come save with us at spirit.com. Contacts JetBlue Corporate Communications Tel: +1.718.709.3089 corpcomm@jetblue.com JetBlue Investor Relations Tel: +1 718 709 2202 ir@jetblue.com Spirit Investor inquiries: DeAnne Gabel (954) 447-7920 investorrelations@spirit.com Spirit Media inquiries: Spirit Media Relations Media_Relations@spirit.com or FGS Global Robin Weinberg / Emily Claffey (212) 687-8080 Spirit@FGSGlobal.com